Exhibit 10.1

FOURTH AMENDMENT TO AMENDED & RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED & RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of June 12, 2020, by and among Playa Resorts Holding B.V., a Dutch besloten vennootschap met beperkte aansprakelijkheid with its corporate seat in Amsterdam, the Netherlands (the “Borrower”), Playa Hotels & Resorts N.V., a Dutch naamloze vennootschap with its corporate seat in Amsterdam, the Netherlands (“Holdings”), each other Guarantor party hereto, Deutsche Bank AG New York Branch as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Loan Documents and each Revolving Credit Lender party hereto collectively constituting the Required Revolving Credit Lenders. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent, among others, are parties to that certain Amended & Restated Credit Agreement, dated as of April 27, 2017 (as amended, restated, supplemented or otherwise modified to, but not including, the Fourth Amendment Effective Date referred to below, the “Credit Agreement”);

WHEREAS, the Borrower has notified the Revolving Credit Lenders party hereto that it is requesting certain amendments and agreements with respect to Section 7.11 of the Credit Agreement, as more fully provided herein (the “Amendment Request”);

WHEREAS, each Revolving Credit Lender party hereto by execution and delivery of this Fourth Amendment hereby agrees to the terms and conditions of the Amendment Request;

WHEREAS, the Borrower and the Administrative Agent have jointly identified an omission of a technical nature and desire to amend Section 8.02 of the Credit Agreement in accordance with Section 10.01 of the Credit Agreement for the purpose of curing such omission; and

WHEREAS, in accordance with the provisions of Section 10.01 of the Credit Agreement and the terms and conditions set forth herein, the parties hereto wish to effect this Fourth Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1. Amendments to, and Agreements with respect to, the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the definitions of “Cap Cana Construction Period” and “Cap Cana Project” appearing in such Section; and

(ii) adding in the appropriate alphabetical order the following new definitions:

“Fourth Amendment” means the Fourth Amendment to Amended & Restated Credit Agreement, dated as of June 12, 2020, among the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent and each Revolving Credit Lender party thereto collectively constituting the Required Revolving Credit Lenders.

“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.

(b) Section 2.02(a) of the Credit Agreement is hereby amended by (i) inserting the word “and” at the end of clause (v) of the fifth sentence of said Section, (ii) deleting the word “and” at the end of clause (vi) of the fifth sentence of said Section and (iii) deleting clause (vii) of the fifth sentence of said Section.

(c) Section 7.11 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

“(a) In respect of the Revolving Credit Facility and commencing with the Test Period for which financial statements have been or are required to be delivered pursuant to Section 6.01(b) in respect of the fiscal quarter ended September 30, 2021 (the “Initial Test Period”) and for each Test Period thereafter, if the aggregate amount of outstanding Revolving Credit Loans (including Swingline Loans) and L/C Obligations (excluding the face amount of undrawn Letters of Credit that are Cash Collateralized or backstopped or otherwise do not exceed $10,000,000 in the aggregate) exceeds 35.0% of the aggregate Revolving Credit Commitments under the Revolving Credit Facility, permit the Consolidated Secured Net Leverage Ratio as of the last day of any Test Period to exceed (i) in the case of the Initial Test Period, 6.50:1.00, (ii) in the case of the first Test Period following the Initial Test Period, 6.00:1.00 and (iii) in the case of each Test Period thereafter, 4.75:1.00; provided that, for purposes of determining Consolidated EBITDA in the calculation of the Consolidated Secured Net Leverage Ratio pursuant to Section 7.11 for (1) the Initial Test Period, “Consolidated EBITDA” shall be the sum of Consolidated EBITDA reported to the Lenders for the third fiscal quarter of the Borrower in 2021, the first and second fiscal quarters of the Borrower in 2019 and the fourth fiscal quarter of the Borrower in 2018 (determined as if the same were a single accounting period); (2) the first Test Period following the Initial Test Period, Consolidated EBITDA shall be the sum of Consolidated EBITDA reported to the Lenders for the third and fourth fiscal quarters of the Borrower in 2021 and the first and second fiscal quarters of the Borrower in 2019 (determined as if the same were a single accounting period); and (3) the second Test Period following the Initial Test Period, Consolidated EBITDA shall be the sum of Consolidated EBITDA reported to the Lenders for the first fiscal quarter of the Borrower in 2022, the third and fourth fiscal quarters of the Borrower in 2021 and the second fiscal quarter of the Borrower in 2019 (determined as if the same were a single accounting period); provided, further, “Consolidated EBITDA” as determined pursuant to the preceding proviso shall (x) in the case of any fiscal quarter ended prior to the Fourth Amendment Effective Date included in such determination, not be calculated on a Pro Forma Basis or otherwise adjusted in accordance with Section 1.08 to give effect to any Specified Transaction occurring during or after, as applicable, any such fiscal quarter and (y) in the case of any fiscal quarter ended after the Fourth Amendment Effective Date included in such determination, be calculated on a Pro Forma Basis and be adjusted in accordance with Section 1.08 to give effect to any Specified Transaction occurring during or after, as applicable, any such fiscal quarter.

(b) At all times from and after the Fourth Amendment Effective Date until the date of the delivery of financial statements pursuant to Section 6.01(b) in respect of the fiscal quarter ended March 31, 2022 (the “Covenant Restriction Period”), unless (x) at any time from and after the first day of the Initial Test Period through and including the last day of the second Test Period following the Initial Test Period (the “Financial Covenant Transition Period”), (I) the aggregate amount of outstanding Revolving Credit Loans (including Swingline Loans) and L/C Obligations (excluding the face amount of undrawn Letters of Credit that are Cash Collateralized or backstopped or otherwise do not exceed $10,000,000 in the aggregate) is less than 35.0% of the aggregate Revolving Credit Commitments under the Revolving Credit Facility at such time and (II) the Borrower shall have delivered an irrevocable written notice to the Administrative Agent, electing to terminate the restrictions in this Section 7.11(b) on the basis of compliance with preceding clause (I) or (y) the Consolidated Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.08 after giving effect to the applicable transaction but, for this purpose, disregarding clause (y) of the first proviso appearing in the first sentence of Section 1.08(a) and instead giving effect to clause (ii) of the first sentence of each of Sections 1.08(b) and (d) as if such determination were not made pursuant to Section 7.11) is less than or equal to 4.75:1.00 (as of the last day of the most recently ended Test Period) (the conditions described in the exceptions provided for in clause (x) or (y), the “Applicable Covenant Restriction Fall-Away Conditions”):

(i) request and/or incur, as applicable, any Revolving Credit Loans, any issuance of any Letters of Credit (it being understood, for the avoidance of doubt, that renewals or extensions of existing Letters of Credit shall be permitted) or any Swing Line Loans pursuant to Section 2.02, 2.03 or 2.04, respectively; provided that (A) subject to the limitations in succeeding clause (B) applicable during the Financial Covenant Transition Period, the Borrower shall be permitted to request and incur, as applicable, Revolving Credit Loans, Swing Line Loans and/or issuances of Letters of Credit, on or after the Fourth Amendment Effective Date in an aggregate amount for all such Revolving Credit Exposure not to exceed at any time the excess of (I) the sum of (a) the aggregate principal amount of Revolving Credit Loans and Swing Line Loans repaid plus (b) the face amount of Letters of Credit cancelled and/or Cash Collateralized, in each case, on or after the Fourth Amendment Effective Date as at such time over (II) the sum of (a) the aggregate principal amount of Revolving Credit Loans and Swing Line Loans requested and incurred plus (b) the face amount of Letters of Credit requested and issued, in each case, on or after the Fourth Amendment Effective Date in reliance on this clause (A) at such time and (B) if the Borrower has satisfied the requirements of preceding clause (x)(i), and delivered the notice described in preceding clause (x)(ii), of this Section 7.11(b) at any time during the Financial Covenant Transition Period, the Borrower shall not be permitted to request and/or incur any Revolving Credit Loans or Swingline Loans or request any issuance of any Letters of Credit prior to the end of the Financial Covenant Transition Period if, after giving to any such credit extension, the aggregate amount of outstanding Revolving Credit Loans (including Swingline Loans) and L/C Obligations (excluding the face amount of undrawn Letters of Credit that are Cash Collateralized or backstopped or otherwise do not exceed $10,000,000 in the aggregate) would exceed 35.0% of the aggregate Revolving Credit Commitments under the Revolving Credit Facility at such time;

(ii) incur any Incremental Loans pursuant to Section 2.14;

(iii) designate any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14;

(iv) form or create any Non-Recourse Subsidiaries;

(v) make any Investment pursuant to Section 7.02(c)(i) (other than with respect to Investments in (x) any Loan Party or (y) any Restricted Subsidiary which is not a Loan Party in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable; provided no Investments shall be made to Non-Recourse Subsidiaries in reliance on this clause (y)), 7.02(c)(ii) (other than Investments in the 2020 Designated Unrestricted Subsidiaries made in cash (i) in the ordinary course of business to fund such 2020 Designated Unrestricted Subsidiaries’ operating expenses and maintenance capital expenditures, (ii) in such amounts as may be required to pay scheduled amortization and interest payments, fees and other amounts under the 2020 Unrestricted Subsidiary Indebtedness when and as the same become due and payable in accordance with the terms thereof (as originally in effect and without giving effect to any amendments, restatements, renewals, restructurings, extensions, supplements or other modifications thereto that are adverse to the interests of the Revolving Credit Lenders) or (iii) in an aggregate amount not to exceed $50,000,000 at any time outstanding; provided that (I) Investments shall only be permitted to pursuant to preceding clauses (i) and (ii) if the 2020 Designated Unrestricted Subsidiaries would have insufficient liquidity (as reasonably determined in good faith by the Borrower) to operate in the ordinary course of business if the 2020 Designated Unrestricted Subsidiaries were to make such payments without the benefit of such Investments, (II) Investments shall only be permitted pursuant to preceding clauses (i), (ii) and (iii) if made by a Loan Party in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable, and (III) Investments permitted to be made pursuant to preceding clause (iii) after the Fourth Amendment Effective Date shall be reduced on a dollar-for-dollar basis by the amount of Investments made pursuant to Section 7.02(n) after the Fourth Amendment Effective Date), 7.02(i) or 7.02(n) (other than Investments in the 2020 Designated Unrestricted Subsidiaries made in cash (i) in the ordinary course of business to fund such 2020 Designated Unrestricted Subsidiaries’ operating expenses and maintenance capital expenditures, (ii) in such amounts as may be required to pay scheduled amortization and interest payments, fees and other amounts under the 2020 Unrestricted Subsidiary Indebtedness when and as the same become due and payable in accordance with the terms thereof (as originally in effect and without giving effect to any amendments, restatements, renewals, restructurings, extensions, supplements or other modifications thereto that are adverse to the interests of the Revolving Credit Lenders) or (iii) in an aggregate amount not to exceed $175,000,000 at any time outstanding; provided that (I) Investments shall only be permitted to pursuant to preceding clauses (i) and (ii) if the 2020 Designated Unrestricted Subsidiaries would have insufficient liquidity (as reasonably determined in good faith by the Borrower) to operate in the ordinary course of business if the 2020 Designated Unrestricted Subsidiaries were to make such payments without the benefit of such Investments, (II) Investments shall only be permitted pursuant to preceding clauses (i), (ii) and (iii) if made by a Loan Party in the form of intercompany loans evidenced by an Intercompany Note pledged to the Administrative Agent or the Mexican Collateral Agent, as applicable, and (III) Investments permitted to be made pursuant to preceding clause (iii) after the Fourth Amendment Effective Date shall be reduced on a dollar-for-dollar basis by the amount of Investments made pursuant to Section 7.02(c)(ii) after the Fourth Amendment Effective Date);

(vi) create, incur, assume or suffer to exist (x) any Indebtedness pursuant to Section 7.03(g), 7.03(q) (excluding, for the avoidance of doubt, the incurrence of Pari Passu Secured Side Car Indebtedness in accordance with the terms of this Agreement substantially contemporaneously with the occurrence of the Fourth Amendment Effective Date) or 7.03(s) (but solely to the extent such Permitted Ratio Debt is incurred by Restricted Subsidiaries that are not Subsidiary Guarantors as contemplated by the definition of “Permitted Ratio Debt”) or (y) any Non-Recourse Indebtedness;

(vii) merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transaction) all or substantially all of its assets pursuant to Section 7.04(d), 7.04(e) or 7.04(f);

(viii) (x) make any Disposition pursuant to (A) Section 7.05(d) (solely with respect to Dispositions to any Restricted Subsidiary which is not a Loan Party), 7.05(m) or 7.05(o) (other than grants of security interests in the Equity Interests of the 2020 Designated Unrestricted Subsidiaries securing the 2020 Unrestricted Subsidiary Indebtedness), in each case, unless agreed in writing by the Administrative Agent (acting at the direction of the Required Revolving Credit Lenders), or (B) Section 7.05(j), unless, in addition to satisfying the requirements thereof, (1) the gross proceeds of such Disposition would be equal to or greater than the appraised value of the property subject to such Disposition (as determined by a reputable appraiser of national standing that complies with the Uniform Standards of Professional Appraisal Practice or is otherwise reasonably satisfactory to the Administrative Agent), (2) if the gross proceeds of such Disposition would be less than the appraised value of the property subject to such Disposition (as determined by a reputable appraiser of national standing that complies with the Uniform Standards of Professional Appraisal Practice or is otherwise reasonably satisfactory to the Administrative Agent), the Administrative Agent (acting at the direction of the Required Revolving Credit Lenders) shall have agreed in writing to such Disposition or (3) if no appraisal (or qualifying appraisal) is available with respect to the property subject to such Disposition, the Administrative Agent (acting at the direction of the Required Revolving Credit Lenders) shall have agreed in writing to such Disposition, or (y) in any event, Dispose of any property or asset subject to the mandatory repayment provision in Section 2.05(b)(ii)(1) without applying the Net Proceeds (for this purpose, determined as if the reinvestment cut-off dates in the definition thereof were 12 months and 18 months (instead of 18 months and 24 months, respectively)) in accordance with the terms Section 2.05(b)(ii);

(ix) make any Restricted Payment pursuant to Section 7.06(h), 7.06(i), 7.06(l), 7.06(n) or 7.06(o);

(x) make any prepayment, purchase or redemption of any Junior Financing pursuant to Section 7.13(a)(D), (F) and (G); or

(xi) purchase any Term Loans from any Lender pursuant to Section 10.07(k);

(c) At any time during the Covenant Restriction Period, unless one or both of the Applicable Covenant Restriction Fall-Away Conditions have been satisfied at such time, permit the Minimum Required Liquidity as of the last day of any calendar month to be less than $60,000,000.

(d) As used in this Section 7.11, the following terms shall have the meanings set forth below:

“2020 Designated Unrestricted Subsidiaries” means, collectively, Hilmobay Resort I, LLC, Hilmobay Resort II, LLC, Hilmobay Resort III, LLC, Hilmobay Resort Lucia Limited, Hilmobay Resort Limited, Playa Dominican Resort I, LLC, Playa Dominican Resort II, LLC, Playa Dominican Resort III, LLC, and Playa Dominican Resort B.V..

“2020 Unrestricted Subsidiary Indebtedness” means the Indebtedness of the 2020 Designated Unrestricted Subsidiaries under that certain Loan Agreement, dated as of June 12, 2020, among Hilmobay Resort III, LLC and Playa Dominican Resort III, LLC, as borrowers, Hilmobay Resort Limited and Playa Dominican Resort B.V., as security guarantors, PHR Lender LLC, as agent for the lenders, and the several financial institutions from time to time party thereto, as lenders, and any refinancing Indebtedness of the 2020 Designated Unrestricted Subsidiaries in respect thereof.

“Minimum Required Liquidity” means, at any time of determination, (i) the sum of (a) the aggregate Unrestricted Cash at such time plus (b) the Revolver Availability at such time, plus (c) unused commitments under any additional revolving credit facility and/or additional term loan credit facility available to the Borrower at such time in accordance with the terms and conditions of the credit documentation governing the same, in each case to the extent the incurrence of Indebtedness in respect of such commitments is permitted by this Agreement at such time, minus (ii) the greater of (x) the amount of cash reasonably estimated by the Borrower (in consultation with the Administrative Agent if requested by the Administrative Agent) to be necessary to be on hand at the hotel resort properties owned by the Loan Parties and their Restricted Subsidiaries for the ongoing operation of the business at such time (which estimate shall be based on reasonable assumptions made in reliance on historical usage and projected needs) and (y) $5,000,000.

“Pari Passu Secured Side Car Indebtedness” means the Indebtedness of the Loans Parties under that certain Loan Agreement, dated as of June 12, 2020, among the Borrower, as borrower, the other Loan Parties, as guarantors, Cortland Capital Market Services LLC, as agent for the lenders thereunder, ACQUIOM Agency Services LLC, as Mexican collateral agent and the several financial institutions from time to time party thereto, as lenders, and any refinancing Indebtedness of the Loan Parties in respect thereof.

“Revolver Availability” means, as of any date of determination, the amount (if any) by which the Revolving Credit Commitments available to be utilized in accordance with the terms of this Agreement exceed the aggregate Revolving Credit Exposure, in each case, as of such date.

“Unrestricted Cash” means, at any time, the sum of the aggregate amount of cash and Cash Equivalents held in accounts of the Borrower and its Restricted Subsidiaries reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries to the extent that (a) it is not Restricted Cash, (b) it would not appear as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (unless such appearance is related to the Loan Documents (or the Liens created thereunder)) and (c) it is not subject to any Lien (other than non-consensual Permitted Liens) in favor of any Person other than the Administrative Agent or the Mexican Collateral Agent for the benefit of the Secured Parties.

(e) In addition to, and as consideration for, the foregoing, the Borrower covenants and agrees in favor of the Revolving Credit Lenders that, unless otherwise agreed in writing by the Required Revolving Credit Lenders, it shall, and shall cause each of its Restricted Subsidiaries to, comply with the requirements set forth on Annex I to the Fourth Amendment.

(f) The Required Revolving Credit Lenders hereby authorize the Administrative Agent and the Mexican Collateral Agent to enter into, on behalf of the Revolving Credit Lenders, an agreement (which may be included in a Parity Intercreditor Agreement) with the lenders or holders of the Pari Passu Secured Side Car Indebtedness (and/or any agent acting for such lenders or holders), providing for a mutual ten (10) Business Day “standstill period” with respect to the termination of the applicable commitments and the acceleration of the loans hereunder or thereunder, as the case may be, solely as a result of an Event of Default under Section 8.01(b) of the Credit Agreement arising from a default under Section 7.11(a) or Section 7.11(c) of the Credit Agreement or the equivalent provision in the Pari Passu Side Car Indebtedness, as the case may be.”

(d) Section 8.02 of the Credit Agreement is hereby amended by deleting the lead-in sentence thereof in its entirety and inserting the following new lead-in sentence in lieu thereof:

“If any Event of Default occurs and is continuing, the Administrative Agent, at the request of the Required Lenders (or, in the case of an Event of Default under Section 8.01(b) arising as a result of a breach or default under Section 7.11, the Required Revolving Credit Lenders), shall take any or all of the following actions (or, in the case of such an Event of Default arising as a result of a breach or default under Section 7.11, the actions specified in clauses (a), (b) and (c) below with respect to the Revolving Credit Commitments, the Revolving Credit Exposure and the related Obligations):”.

SECTION 2. Representations and Warranties.

(a) In order to induce the Administrative Agent and the Revolving Credit Lenders to enter into this Fourth Amendment, the Borrower and each other Loan Party hereby represents and warrants that:

(i) no Event of Default shall exist as of the Fourth Amendment Effective Date or would result immediately after giving effect to this Fourth Amendment;

(ii) the representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on the Fourth Amendment Effective Date with the same effect as though made on and as of the such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true in all material respects as of such earlier date (it being understood and agreed that, for purposes of Sections 4.02(a) and 5.05(b) of the Credit Agreement, the effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with the COVID-19 pandemic that have occurred, and been disclosed to the Administrative Agent and the Revolving Credit Lenders, prior to the Fourth Amendment Effective Date (including the closing of the Hotel Real Properties) shall be disregarded in the determination of a “Material Adverse Effect” under clause (a) of the definition thereof);

(iii) it and each other Loan Party has all corporate or other organizational power and authority to execute and deliver this Fourth Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement, as amended by this Fourth Amendment (the “Amended Credit Agreement”);

(iv) it and each other Loan Party has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Fourth Amendment and the performance of the Amended Credit Agreement;

(v) neither the execution or delivery of this Fourth Amendment nor the performance by any Loan Party of the Amended Credit Agreement will (i) contravene the terms of any of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Credit Agreement) under, or require any payment to be made under (A) any Contractual Obligation to which such Loan Party is a party or by which it or any of its property or assets is bound or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Lien) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect; and

(vi) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution or delivery of this Fourth Amendment or performance by, or enforcement against, any Loan Party of the Amended Credit Agreement, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (iv) any public filing with the SEC in compliance with applicable Law, including United States Federal and state securities Laws.

(b) Holdings and each other Guarantor:

(i) has read this Fourth Amendment and consents to the terms hereof and hereby acknowledges and agrees that each of the Guaranty and the Collateral Documents to which it is a party or otherwise is bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment; and

(ii) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Fourth Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Fourth Amendment and (ii) nothing in this Fourth Amendment shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 3. Conditions to Effectiveness of this Fourth Amendment. This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions shall have been satisfied (which, in the case of the conditions set forth in clauses (c) and (d) below, may be satisfied substantially concurrently with the occurrence of the Fourth Amendment Effective Date):

(a) no Event of Default exists as of the Fourth Amendment Effective Date, both before and immediately after giving effect to the Fourth Amendment;

(b) all of the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents (including this Fourth Amendment) are true and correct in all material respects on the Fourth Amendment Effective Date, both before and after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date) and (z) for purposes of Sections 4.02(a) and 5.05(b) of the Credit Agreement, the effects, events, occurrences, facts, conditions or changes arising out of, resulting from or in connection with the COVID-19 pandemic that have occurred, and been disclosed to the Administrative Agent and the Revolving Credit Lenders, prior to the Fourth Amendment Effective Date (including the closing of the Hotel Real Properties) shall be disregarded in the determination of a “Material Adverse Effect” under clause (a) of the definition thereof;

(c) the Borrower shall have paid (or shall pay substantially concurrently with the effectiveness of this Fourth Amendment), by wire transfer of immediately available funds, all fees and expenses required to be paid by the Borrower to (x) the Administrative Agent, the Mexican Collateral Agent and the Lenders pursuant to Section 10.05 (except, for this purpose, only for which invoices have been presented at least two Business Days prior to the Fourth Amendment Effective Date), and (y) DBSI and BofA Securities, Inc. in connection with this Fourth Amendment and the related transactions as may be separately agreed in writing;

(d) the Borrower shall have paid (or shall pay substantially concurrently with the effectiveness of this Fourth Amendment), by wire transfer of immediately available funds, to the Administrative Agent, for the account of each Revolving Credit Lender that has delivered to the Administrative Agent on or prior to 5:00 p.m. (New York time) on June 2, 2020 its duly executed counterpart signature page to this Fourth Amendment (or written evidence of such execution) in accordance with Section 3(e) hereof (each, a “Consenting Lender”), a non-refundable consent fee equal to 0.10% of such Consenting Lender’s Revolving Credit Commitment as in effect on the Fourth Amendment Effective Date;

(e) the Borrower, Holdings, the other Guarantors, the Administrative Agent and the Revolving Credit Lenders constituting the Required Revolving Credit Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent; and

(f) the aggregate Revolving Credit Commitments under the Credit Agreement shall be no greater than $85,000,000 as of the Fourth Amendment Effective Date;

provided, however, notwithstanding the foregoing, the amendment set forth in Section 1(d) of this Fourth Amendment shall not become effective unless and until 5 Business Days have elapsed without written objection by the Required Lenders after receipt of notice of such amendment as provided in the penultimate paragraph of Section 10.01.

SECTION 4. Miscellaneous Provisions.

(a) This Fourth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Loan Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders, the Administrative Agent or the Mexican Collateral Agent now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other instruments or agreements referred to therein.

(b) This Fourth Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. Except to the extent applicable law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature, (i) the delivery of an executed counterpart of a signature page of this Fourth Amendment by fax, emailed .pdf or any other electronic means approved by the Administrative Agent in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Fourth Amendment, and (ii) if agreed by the Administrative Agent in writing (which may be via email) with respect to this Fourth Amendment, the delivery of an executed counterpart of a signature page of this Fourth Amendment by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by the Administrative Agent in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Fourth Amendment. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Fourth Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(c) THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) By executing and delivering a copy hereof, the Borrower and each other Loan Party hereby (A) agrees that all Loans shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof, and that, notwithstanding the effectiveness of this Fourth Amendment, after giving effect to this Fourth Amendment, the Guaranty and the Liens created pursuant to the Collateral Documents for the benefit of the Secured Parties continue to be in full force and effect on a continuous basis, (B) affirms, acknowledges and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this Fourth Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Fourth Amendment and (C) confirms and agrees that at the time of entering into of any pledge governed by Netherlands or Curaçao law created pursuant to or in connection with any Loan Document, it was its intention (and it is still its intention and agreement with the Pledgee) that the pledges secure the obligations as amended, supplemented, extended or restated from time to time.

(e) This Fourth Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.

(f) From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby or in accordance with the terms hereof.

[Signature Pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered by the parties hereto as of the date first above written.

PLAYA RESORTS HOLDING B.V., as Borrower

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA HOTELS & RESORTS N.V., as Holdings

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA H&R HOLDINGS B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA RIVIERA MAYA B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA ROMANA B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA ROMANA MAR B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

[Signature Page to Fourth Amendment to Playa Credit Agreement]

PLAYA CANA B.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA GRAN, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

GRAN DESING & FACTORY, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

DESARROLLOS GCR, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

INMOBILIARIA Y PROYECTOS TRPLAYA, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA RMAYA ONE, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

[Signature Page to Fourth Amendment to Playa Credit Agreement]

PLAYA CABOS BAJA, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

HOTEL CAPRI CARIBE, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

CAMERON DEL CARIBE, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

CAMERON DEL PACIFICO, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

SERVICIOS PLYA HOTELS & RESORTS, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

PLAYA HALL JAMAICAN RESORT LIMITED, as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

[Signature Page to Fourth Amendment to Playa Credit Agreement]

INVERSIONES VILAZUL S.A.S., as Guarantor

By:	/s/ Ryan Hymel
Name:	Ryan Hymel
Title:	Authorized Person

[Signature Page to Fourth Amendment to Playa Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and a Revolving Credit Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

[Signature Page to Fourth Amendment to Playa Credit Agreement]

Bank of America, N.A., as a Revolving Credit Lender

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Playa Credit Agreement]

CITIBANK, N.A., as a Revolving Credit Lender

By:	/s/ Tina Lin
Name:	Tina Lin
Title:	Vice President

[Signature Page to Fourth Amendment to Playa Credit Agreement]

Nomura Corporate Funding Americas, LLC, as a Revolving Credit Lender

By:	/s/ Andrew Keith
Name:	Andrew Keith
Title:	Executive Director

[Signature Page to Fourth Amendment to Playa Credit Agreement]

Annex I to Fourth Amendment to Amended & Restated Credit Agreement

1. During the Covenant Restriction Period, unless one or both of the Applicable Covenant Restriction Fall-Away Conditions have been satisfied at the time of required delivery, the Borrower shall deliver to the Administrative Agent for prompt further distribution to each Revolving Credit Lender, within 20 days after the end of each of each calendar month, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month and the related (A) consolidated statements of income or operations for such calendar month and for the portion of the fiscal year then ended and (B) consolidated statements of cash flows for such calendar month and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, customary management summary) and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that the financial statements required to be delivered pursuant to Section 1 shall not be required to include purchase accounting adjustments relating to any Permitted Acquisition or other Investment permitted hereunder to the extent it is not practicable to include them, (ii) a list of each Subsidiary of the Borrower that identifies each Unrestricted Subsidiary as of the date of delivery of such compliance certificate (to the extent that there have been any changes in the identity or status as an Unrestricted Subsidiary since the Closing Date or the most recent list provided) and (iii) if the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary, each set of consolidated financial statements referred to in Section 1 hereof shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

2. During the Covenant Restriction Period, unless one or both of the Applicable Covenant Restriction Fall-Away Conditions have been satisfied at the time of required delivery, the Borrower shall deliver to the Administrative Agent (on behalf of the Revolving Credit Lenders) (i) on the last Business Day of each calendar month, a certificate signed by a Responsible Officer of the Borrower demonstrating compliance with the minimum liquidity covenant set forth in Section 7.11(c) of the Credit Agreement and setting forth the cash balances in reasonable detail, and (ii) information with respect to the liquidity of the 2020 Designated Unrestricted Subsidiaries as reasonably requested by the Administrative Agent.

3. During the Covenant Restriction Period, unless one or both of the Applicable Covenant Restriction Fall-Away Conditions have been satisfied on the applicable date by which action is required below, the Borrower covenants and agrees that, promptly upon the earlier of (i) 91 days following the indefeasible repayment in full of all 2020 Unrestricted Subsidiary Indebtedness of any 2020 Designated Unrestricted Subsidiary and (ii) such date on which any 2020 Designated Unrestricted Subsidiary is not a borrower, guarantor or pledgor of collateral with respect to any 2020 Unrestricted Subsidiary Indebtedness, the Borrower shall designate the applicable 2020 Designated Unrestricted Subsidiary as a Restricted Subsidiary under this Agreement in accordance with the terms hereof and take all actions required by Sections 6.11 and 6.13 as if such newly redesignated Restricted Subsidiary were a newly acquired Restricted Subsidiary.